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                                                                      EXHIBIT 12

                       EQUITY RESIDENTIAL PROPERTIES TRUST
                             CONSOLIDATED HISTORICAL
           COMPUTATION OF RATIO OF EARNINGS TO COMBINED FIXED CHARGES


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                                                                               HISTORICAL
                                         ------------------------------------------------------------------------------------------
                                         09/30/01    09/30/00     12/31/00       12/31/99     12/31/98    12/31/97      12/31/96
                                         ------------------------------------------------------------------------------------------
                                                                      (Amounts in thousands)
Income before allocation to Minority
 Interests, income from investments in
 unconsolidated entities, net gain on
 sales of real estate, extraordinary
 items and cummulative effect of change
 in accounting principle                 $ 237,159   $  275,743   $  380,613     $  319,842   $  251,927   $  176,014    $   97,033

 Interest and other financing costs        287,329      285,337      382,946        337,189      246,585      121,324        81,351
 Amortization of deferred financing
  costs                                      4,338        4,063        5,473          4,084        2,757        2,523         4,242
 Income from investments in
  unconsolidated entities (cash
  basis)                                    20,252       14,589       18,051          7,125        2,039            -             -
                                         ---------   ----------   ----------     ----------   ----------   ----------    ----------

EARNINGS BEFORE COMBINED FIXED
 CHARGES AND PREFERRED
 DISTRIBUTIONS                             549,078      579,732      787,083        668,240      503,308      299,861       182,626

 Depreciation/amortization                 343,866      335,607      451,344        408,688      301,869      156,644        93,253
 Non-real estate depreciation               (4,787)      (5,830)     (12,093)        (7,231)      (5,361)      (3,118)       (2,079)
 Depreciation from Unconsolidated
  and Partially Owned Properties             6,989         (193)       1,244          1,009          183            -             -
 Impairment on furniture rental
  business                                  60,000            -            -              -            -            -             -
 Impairment on technology
  investments                                7,968            -        1,000              -            -            -             -
 Allocation to Minority
  Interests-Partially Owned
  Properties                                 1,523         (145)         132              -            -            -             -
                                         ---------   ----------   ----------     ----------   -----------  ----------    ----------

FUNDS FROM OPERATIONS BEFORE
 COMBINED FIXED CHARGES
 AND PREFERRED DISTRIBUTIONS             $ 964,637   $  909,171   $1,228,710     $1,070,706   $  799,999   $  453,387    $  273,800
                                         =========   ==========   ==========     ==========   ==========   ==========    ==========

Interest and other financing costs       $ 287,329   $  285,337   $  382,946     $  337,189   $  246,585   $  121,324    $   81,351
Amortization of deferred financing
 costs                                       4,338        4,063        5,473          4,084        2,757        2,523         4,242
Interest capitalized for real
 estate under construction                   2,159          827        1,325          1,493        1,620            -            -
                                         ---------   ----------   ----------     ----------   ----------   ----------    ----------

TOTAL COMBINED FIXED CHARGES               293,826      290,227      389,744        342,766      250,962      123,847        85,593

 Preferred distributions                    81,759       83,597      111,941        113,196       92,917       59,012        29,015
                                         ---------   ----------   ----------     ----------   ----------   ----------    ----------
TOTAL COMBINED FIXED CHARGES
 AND PREFERRED DISTRIBUTIONS             $ 375,585   $  373,824   $  501,685     $  455,962   $  343,879   $  182,859    $  114,608
                                         =========   ==========   ==========     ==========   ==========   ==========    ==========
RATIO OF EARNINGS BEFORE COMBINED
 FIXED CHARGES AND PREFERRED
 DISTRIBUTIONS TO TOTAL
 COMBINED FIXED CHARGES                       1.87         2.00         2.02           1.95         2.01         2.42          2.13
                                         =========   ==========   ==========     ==========   ==========   ==========    ==========
RATIO OF EARNINGS BEFORE COMBINED
 FIXED CHARGES AND PREFERRED
 DISTRIBUTIONS TO TOTAL COMBINED
 FIXED CHARGES AND PREFERRED
 DISTRIBUTIONS                                1.46         1.55         1.57           1.47         1.46         1.64          1.59
                                         =========   ==========   ==========     ==========   ==========   ==========    ==========
RATIO OF FUNDS FROM OPERATIONS
 BEFORE COMBINED FIXED CHARGES AND
 PREFERRED DISTRIBUTIONS TO TOTAL
 COMBINED FIXED CHARGES AND
 PREFERRED DISTRIBUTIONS                      2.57         2.43         2.45           2.35         2.33         2.48          2.39
                                         =========   ==========   ==========     ==========   ==========   ==========    ==========
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